UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2020 (February 14, 2020)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (412) 928-3400
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

L.B. Foster Company (the “Company”) announced that, on February 14, 2020, its Board of Directors (the “Board”) appointed Mr. James M. Kempton as Controller and principal accounting officer of the Company, with his term commencing effective February 19, 2020 (the “Start Date”). Mr. Kempton will serve in such positions until a successor has been selected and qualified or until his earlier separation or removal.

Mr. Kempton, age 45, most recently served as Executive Vice President and Chief Financial Officer of Caliburn International, a private-equity backed company that provides professional services and solutions to the U.S. Federal Government, from 2018 to January 2020. There he was a key member of the executive leadership team, providing strategic, financial and operating insight to the CEO, COO, and other members of the leadership team. Mr. Kempton was employed by Michael Baker International, a private equity-backed company, from October 2013 to August 2018, last serving as Executive Vice President and Chief Financial Officer from July 2016 to August 2018. From January 2007 to October 2013, Mr. Kempton was employed by Michael Baker Corporation, a publicly traded company, in roles of increasing responsibility, culminating with Vice President, Corporate Controller and Treasurer from April 2009 to October 2013. Prior to Michael Baker, he worked at Ernst & Young, LLP from October 1997 to January 2007, where he functioned as an engagement senior manager on audit engagements of public, private and not-for profit companies. Mr. Kempton is a Certified Public Accountant in the Commonwealth of Pennsylvania and holds a Bachelor of Arts Degree in Accounting and Business Administration with a minor in Economics from Thiel College.

In connection with his employment with the Company, Mr. Kempton will be paid an annual base salary of $215,000 and will be eligible to receive a 2020 cash bonus (at target) equal to 35% of his base salary, if earned. Mr. Kempton will also be eligible to participate in the Company’s Long Term Incentive Plan for 2020, which award is equal to $85,000 and is comprised 34% payable in restricted stock vesting in 33 1/3% increments over three years (subject to his continued employment with the Company), and 66% in performance share units which, if earned, based upon the achievement of the applicable performance goals, would be paid at the end of the three-year performance period. As an officer of the Company, he will be entitled to the benefit of the Company’s directors’ and officers’ insurance, Company-paid long-term disability and life insurance premiums, financial counseling, a Company car allowance, participation in the Supplemental Executive Retirement Plan, and separation payments under the Company Key Employee Separation Plan in the event of both a change in control and qualifying termination of employment. He will also be eligible to participate in other medical and benefit programs generally offered to employees of the Company. Mr. Kempton has signed a Confidentiality, Intellectual Property, and Non-Compete Agreement which provides for restrictions on competition for one year post-separation, and non-solicitation of customers and employees for two years after termination of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	February 21, 2020	/s/ Patrick J. Guinee
Patrick J. Guinee
Senior Vice President,
General Counsel, and Corporate Secretary